Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Urgent.ly Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share(2)	Other	163,708	$4.10(3)	$671,202.80	$0.0001476	$99.10

Total Offering Amounts							$99.10

Total Fee Offsets							—

Net Fee Due							$99.10

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Relates to common stock, $0.001 par value per share (“Common Stock”), of Urgent.ly Inc. (“Urgently”), issuable to holders of ordinary shares, no par value per share (“Ordinary Shares”) of Otonomo Technologies, Ltd., (“Otonomo”), in the proposed merger (the “Merger”) of U.O Odyssey Merger Sub, Ltd., a direct wholly owned subsidiary of Urgently, with and into Otonomo, with Otonomo surviving the Merger as a direct wholly owned subsidiary of Urgently. The Merger is further described in the Registration Statement on Form S-4, as amended (Registration No. 333-271937) (the “Prior Registration Statement”). The 163,708 shares of Common Stock are additional shares of Common Stock to be issued upon consummation of the Merger described in the Prior Registration Statement. The Prior Registration Statement registered 5,264,083 shares of Common Stock and 921,665 warrants to purchase Common Stock issuable to holders of warrants to purchase Ordinary Shares. Urgently is going to issue 163,708 additional shares of Common Stock in connection with the Merger.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act, based upon the average of the high and low prices of Ordinary Shares as reported on the Nasdaq Capital Market on October 17, 2023 (such date being within five business days of the date that this registration statement was filed with the SEC).